Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of W&T Offshore, Inc. (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2019	/s/ Tracy W. Krohn
Tracy W. Krohn
Chairman, Chief Executive Officer, President and Director
(Principal Executive Officer)

Date: October 31, 2019	/s/ Janet Yang
Janet Yang
Executive Vice President, Chief Financial Officer And Chief Accounting Officer
(Principal Financial Officer)